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                                                                     EXHIBIT 4.2



                            FORM OF TENDER AGREEMENT

       THIS TENDER AGREEMENT (this "Agreement") dated as of July 17, 2000 is entered into by and among John H. Harland Company, a Georgia corporation ("Parent"), JH Acquisition Corp., an Oregon corporation and wholly owned subsidiary of Parent ("Buyer"), and [ NAME OF SECURITYHOLDER ], in his capacity as a stockholder of the Company and a resident of the State of Oregon ("Securityholder"), with respect to certain equity securities owned by Securityholder of Concentrex Incorporated, an Oregon corporation (the "Company").

                              W I T N E S S E T H:

       WHEREAS, Parent, Buyer and the Company have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of the date hereof pursuant to which Buyer has agreed to make a cash tender offer described therein and thereafter merge with and into the Company (the "Merger") in accordance with the provisions of the Oregon Business Corporation Act;

       WHEREAS, as of the date hereof, Securityholder beneficially owns and has the power to vote certain shares of the common stock, no par value, of the Company (the "Company Common Stock"); and

       WHEREAS, in consideration of Buyer's and Parent's agreements herein and in the Merger Agreement, Securityholder has agreed to cooperate with Buyer and Parent with respect to the acquisition of the Company by Parent and Buyer upon the terms and subject to the conditions set forth in the Merger Agreement.

       NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

       1.     Certain Covenants.

              1.1 Lock-Up. Securityholder hereby covenants and agrees during the term of this Agreement that (a) except as consented to in writing by Parent in its sole discretion, Securityholder will not, directly or indirectly, sell, transfer, assign, pledge, hypothecate or otherwise dispose of or limit its right to vote in any manner any of the Securities (as hereinafter defined), or agree to do any of the foregoing, and (b) Securityholder will not take any action which would have the effect of preventing or disabling Securityholder from performing its obligations under this Agreement.

              1.2 No Solicitation. During the term of this Agreement, neither Securityholder nor any person acting as an agent of Securityholder or otherwise on Securityholder's behalf shall, directly or indirectly, solicit, encourage or initiate negotiations with, or provide any information to (except as permitted under the Merger Agreement), any corporation, partnership, person or other entity or group (other than Parent or an affiliate or an associate of Parent) concerning any sale, transfer, pledge or other disposition or conversion of the Securities. Securityholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Securityholder will notify Buyer immediately if any party contacts Securityholder following the date hereof (other than Buyer or an affiliate or associate of Buyer) concerning any sale, transfer, pledge or other disposition or conversion of the Securities.

              1.3    Voting Agreement.



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                     (a)    Securityholder has revoked or terminated any
              proxies, voting agreements or similar arrangements previously given or entered into with respect to the Securities and hereby irrevocably appoints Buyer, expressly limited to the term of this Agreement, as proxy for Securityholder to vote (or refrain from voting) in any manner as Buyer, in its sole discretion, may see fit, all of the Securities of Securityholder for Securityholder and in Securityholder's name, place and stead, at any annual, special or other meeting or action of the securityholders of the Company, as applicable, or at any adjournment thereof or pursuant to any consent of securityholders of the Company, in lieu of a meeting or otherwise, with respect and limited to the following matters: (i) the adoption and approval of the Merger Agreement,
              (ii) any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation or other change of control involving the Company or any of its subsidiaries, including, but not limited to, any Acquisition Proposal (as defined in the Merger Agreement), and
              (iii) any sale or transfer of a material amount of the assets or securities of the Company or any of its subsidiaries (other than pursuant to the Merger). The parties acknowledge and agree that neither Buyer, nor Buyer's successors, assigns, subsidiaries, divisions, employees, officers, directors, shareholders, agents and affiliates shall owe any duty to, whether in law or otherwise, or incur any liability of any kind whatsoever, including without limitation, with respect to any and all claims, losses, demands, causes of action, costs, expenses (including reasonable attorney's fees) and compensation of any kind or nature whatsoever to Securityholder in connection with, as a result of or otherwise relating to any vote (or refrain from voting) by Buyer of the Securities subject to the irrevocable proxy hereby granted to Buyer at any annual, special or other meeting or action or the execution of any consent of the securityholders of the Company.

                     (b) Notwithstanding the foregoing grant to Buyer of the irrevocable proxy, in the event Buyer elects not to exercise its rights to vote the Securities pursuant to the irrevocable proxy, Securityholder agrees to vote all of the Securities during the term of this Agreement (i) if the issue on which Securityholder is requested to vote is a proposal to approve the Merger, Securityholder agrees to vote in favor of or give its consent to, as applicable, such transaction or (ii) otherwise in the manner directed by Buyer at any annual, special or other meeting or action of securityholders of the Company, in lieu of a meeting or otherwise with respect to any issue brought before the securityholders of the Company.

              1.4 Tender of Securities. Securityholder agrees to tender, and not withdraw, the Securities owned by Securityholder to Buyer in the Initial Offer (as defined in the Merger Agreement), and in any event no later than 10 business days following the commencement of the Initial Offer.

              1.5 Public Announcement. Securityholder shall consult with Parent before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement without the approval of Buyer, except as may be required by law.

              1.6 Stop Transfer Instruction. Promptly following the date hereof, Securityholder and Buyer shall deliver joint written instructions to the Company and to the Company's transfer agent stating that the Securities may not be sold, transferred, pledged, assigned, hypothecated or otherwise disposed of in any manner without the prior written consent of Buyer or except in accordance with the terms and conditions of this Agreement.

       2.     Representation and Warranties.

              2.1 Representations and Warranties of Buyer and Parent. Buyer and Parent, hereby jointly and severally, represent and warrant to Securityholder, as of



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the date hereof and as of the date Buyer purchases shares of Company Common
Stock pursuant to the Initial Offer, as follows:

                     (a) Authorization. Each of Buyer and Parent is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each of Buyer and Parent has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each of Buyer and Parent has duly authorized, executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

              2.2 Representations and Warranties of Securityholder. Securityholder hereby represents and warrants to Buyer and Parent, as of the date hereof and as of the date Buyer purchases shares of Company Common Stock pursuant to the Initial Offer, as follows:

                     (a) Ownership. Securityholder is the record (individually or in joint ownership with his spouse) and beneficial owner of, and has good and marketable title to, 307,884 shares of Company Common Stock (collectively, the "Securities"), in each case free and clear of all liabilities, claims, liens, options, proxies, charges, participations and encumbrances of any kind or character whatsoever.

                     (b) Authorization. Securityholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and has sole voting power and sole power of disposition, with respect to all of the Securities owned by Securityholder with no restrictions on its voting rights or rights of disposition pertaining thereto. Securityholder has duly authorized, executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of Securityholder, enforceable against Securityholder in accordance with its terms.

                     (c) No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) require Securityholder to file or register with, or obtain any material permit, authorization, consent or approval of, any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity, or (b) violate, or cause a breach of or default under, any contract, agreement or understanding, any statute or law, or any judgment, decree, order, regulation or rule of any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity or any arbitration award binding upon Securityholder. No proceedings are pending which, if adversely determined, will have a material adverse effect on any ability to vote or dispose of any of the Securities. Securityholder has not previously assigned or sold any of the Securities to any third party.

                     (d) Securityholder Has Adequate Information. Securityholder is a sophisticated seller with respect to the Securities and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Securities and has independently and without reliance upon Buyer or Parent and based on such information as Securityholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Securityholder acknowledges that neither Buyer nor Parent has made and neither make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Securityholder acknowledges that the agreements contained herein with respect to the Securities by Securityholder are irrevocable, and that Securityholder shall have no recourse to the Securities or Buyer or Parent, except with respect to breaches of representations, warranties, covenants and agreements expressly set forth in this Agreement.



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                     (e)    Buyer's Excluded Information. Securityholder
              acknowledges and confirms that (a) Buyer or Parent may possess or hereafter come into possession of certain non-public information concerning the Securities and the Company which is not known to Securityholder and which may be material to Securityholder's decision to sell the Securities ("Buyer's Excluded Information"),
              (b) Securityholder has requested not to receive Buyer's Excluded Information and has determined to sell the Securities notwithstanding its lack of knowledge of Buyer's Excluded Information, and (c) Buyer and Parent shall have no liability or obligation to Securityholder, in connection with, and Securityholder hereby waives and releases Buyer and Parent from, any claims which Securityholder or its successors and assigns may have against Buyer or Parent (whether pursuant to applicable securities laws or otherwise) with respect to, the non-disclosure of Buyer's Excluded Information; provided, however, nothing contained in this Section 2.2(e) shall limit Securityholder's right to rely upon the express representations and warranties made by Buyer and Parent in this Agreement, or Securityholder's remedies in respect of breaches of any such representations and warranties.

                     (f) No Setoff. Securityholder has no liability or obligation related to or in connection with the Securities other than the obligations to Buyer and Parent as set forth in this Agreement. There are no legal or equitable defenses or counterclaims that have been or may be asserted by or on behalf of the Company, as applicable, to reduce the amount of the Securities or affect the validity or enforceability of the Securities.

       3. Survival of Representations and Warranties. The respective representations and warranties of Securityholder, Parent and Buyer contained herein or in any certificates or other documents delivered in connection herewith shall not be deemed waived or otherwise affected by any investigation made by the other party hereto, and each representation and warranty contained herein shall survive the closing of the transactions contemplated hereby until the expiration of the applicable statute of limitations, including extensions thereof.

       4. Specific Performance. Securityholder acknowledges that Buyer and Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Securityholder which are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available to Buyer and Parent upon the breach by Securityholder of such covenants and agreements, Buyer and Parent shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.

       5.     Miscellaneous.

              5.1    Term. This agreement shall terminate upon the earlier of
(i) the termination of the Merger Agreement or (ii) the 30th day after the date hereof if Parent has not commenced the Initial Offer.

              5.2 Expenses. Each of the parties hereto shall pay its own expenses incurred in connection with this Agreement. Each of the parties hereto warrants and covenants to the others that it will bear all claims for brokerage fees attributable to action taken by it.

              5.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective representatives and permitted successors and assigns.

              5.4 Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties hereto.


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              5.5    Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Time is of the essence with respect to all provisions of this Agreement.

              5.6 Assignment. This Agreement may not be transferred or assigned by Securityholder but may be assigned by Buyer to any of its affiliates or to any successor to its business and will be binding upon and inure to the benefit of any such affiliate or successor.

              5.7 Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original, but both of which together shall constitute one and the same Agreement.

              5.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by delivery, telegram or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any national courier service, provided that any notice delivered as herein provided shall also be delivered by telecopy at the time of such delivery. All communications hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

       (a)    If to Parent
              or Buyer:          John H. Harland Company
                                 2939 Miller Road
                                 Decatur, Georgia 30035
                                 Attention:  John C. Walters
                                 Telecopy:  (770) 593-5619

              with a copy to:    King & Spalding
                                 191 Peachtree Street
                                 Atlanta, Georgia 30303-1763
                                 Attention:  Alan J. Prince, Esq.
                                             Mark E. Thompson, Esq.
                                 Telecopy:  (404) 572-5100

       (b)    If to
              Securityholder:    [ NAME OF SECURITYHOLDER ]
                                 [ ADDRESS OF SECURITYHOLDER ]
                                 Telecopy: [ TELECOPY NUMBER OF SECURITYHOLDER ]

              with a copy to:    Tonkon Torp LLP
                                 1600 Pioneer Tower
                                 888 SW Fifth Avenue
                                 Portland, Oregon  97204-2099
                                 Attention:  Ronald L. Greenman, Esq.
                                 Telecopy:  (503) 972-3706

              5.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws.

              5.10 Enforceability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

              5.11 Further Assurances. From time to time at or after the date Buyer purchases shares of Company Common Stock pursuant to the Initial Offer, at Buyer's request and without further consideration, Securityholder shall execute and deliver to Buyer such documents and take such action as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Buyer good, valid and marketable title to the Securities, including, but not



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limited to, using its best efforts to cause the appropriate transfer agent or registrar to transfer of record the Securities.

       IN WITNESS WHEREOF, Buyer, Parent and Securityholder have caused this Agreement to be duly executed as of the day and year first above written.

                                 JH ACQUISITION CORP.

                                 By:
                                      ------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                         ---------------------------------------



                                 JOHN H. HARLAND COMPANY



                                 By:
                                      ------------------------------------------
                                 Name:
                                        ----------------------------------------
                                 Title:
                                         ---------------------------------------



                                 -----------------------------------------------
                                 [ NAME OF SECURITYHOLDER ]



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